Exhibit 99.2

PENN VIRGINIA CORPORATION

CONSENT SOLICITATION STATEMENT

Solicitation of Consents to Amend Certain Provisions of the Indenture

for the Following Notes (this “Consent Solicitation Statement”):

Notes	CUSIP Number	Outstanding Principal Amount	Consent Fee Per $1,000 Principal Amount of Notes
10.375% Senior Notes due 2016	707882AB2	$300,000,000	$2.50

Penn Virginia Corporation (the “Company,” “we,” “us” or “our”) is soliciting consents (the “Solicitation”) of registered holders (“Registered Holders”) of its 10.375% Senior Notes due 2016 (the “Notes”) for the adoption of an amendment (the “Proposed Amendment”) to the indenture, dated as of June 15, 2009, as supplemented (the “Indenture”), between us and Wells Fargo Bank, National Association, as trustee (the “Trustee”), under which the Notes were issued.

If we receive the Requisite Consents (as defined below) at or prior to the Expiration Date (as defined below) and the other conditions set forth herein are satisfied or waived, (i) we will adopt the Proposed Amendment, (ii) we will enter into a supplemental indenture (the “Supplemental Indenture”) to amend the Indenture (the “Effective Time”) and (iii) the consent fee of $2.50 for each $1,000 principal amount of Notes (the “Consent Fee”) in respect of which a properly completed Letter of Consent (a “Consent”) has been delivered will be paid to the Registered Holders of such Notes as described herein. The purpose of the Solicitation is discussed in more detail below. If the Requisite Consents have been received at or prior to the Expiration Date (and have not been validly revoked) and the other conditions set forth herein are satisfied or waived, we will pay to each Registered Holder as of the close of business on March 23, 2011 (the “Record Date”) who has delivered (and has not validly revoked) a valid Consent for each $1,000 principal amount of Notes in respect of which a Consent has been delivered, an amount equal to the Consent Fee. If we receive the Requisite Consents, the Proposed Amendment will be binding on all Registered Holders, including those that do not timely consent to the Proposed Amendment. However, only those Registered Holders that timely consent (and do not validly revoke such Consent) prior to the Expiration Date will be eligible to receive the Consent Fee.

THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, APRIL 1, 2011 (SUCH DATE AND TIME, AS WE MAY EXTEND IT FROM TIME TO TIME, THE “EXPIRATION DATE”). CONSENTS MAY BE REVOKED IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH HEREIN AT ANY TIME PRIOR TO THE EARLIER OF THE EFFECTIVE TIME OR THE EXPIRATION DATE, BUT NOT THEREAFTER.

Requests for assistance in completing and delivering Consents, or for additional copies of the Consent or this Consent Solicitation Statement, should be directed to the Information Agent (as defined below) at the address or telephone numbers set forth on the back cover of this Consent Solicitation Statement. Questions concerning the terms of the Solicitation should be directed to the Solicitation Agent at the address or telephone numbers set forth on the back cover of this Consent Solicitation Statement.

The Solicitation Agent for the Solicitation is:

J.P. Morgan

This Consent Solicitation Statement is dated March 24, 2011.

TABLE OF CONTENTS

IMPORTANT INFORMATION		iii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS		iv

SUMMARY		1

THE COMPANY		3

RISK FACTORS		3

THE NOTES		3

PURPOSE OF THE SOLICITATION		4
Proposed Amendment		4
Certain Effects of the Consent Solicitation		4
Description of the Proposed Amendment		5

THE SOLICITATION		6
General		6
Record Date		6
Consent Fees		6
How to Consent		7
Requisite Consents		8
Conditions to the Solicitation		8
Expiration Date; Extensions; Amendment		8
Revocation of Consents		9
Solicitation Agent and Information Agent		9
Fees and Expenses		10

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS		11

WHERE YOU CAN FIND MORE INFORMATION		15

INCORPORATION OF DOCUMENTS BY REFERENCE		15

MISCELLANEOUS		15

Exhibit A	Provisions Currently in Effect	A-1

Exhibit B	Provisions That Would Become Operative If the Proposed Amendment Is Approved And The Supplemental Indenture Is Implemented	B-1

Only Registered Holders as of the Record Date will be entitled to consent to the Proposed Amendment. Registered Holders may consent by executing and delivering prior to the Expiration Date a Consent in accordance with the instructions described in this Consent Solicitation Statement and the Consent. For purposes of book-entry Notes, only The Depository Trust Company (“DTC”) participants listed on the official DTC position listings as of the Record Date will be entitled to execute the Consent as the Registered Holders thereof, pursuant to the DTC omnibus proxy for participants entitled to consent as of the Record Date (the “DTC Omnibus Proxy”).

Your consent is important regardless of the size of your holdings because the consents of Registered Holders of at least a majority in aggregate principal amount of all of the outstanding Notes are needed to approve the Proposed Amendment (the “Requisite Consents”). If, on the Expiration Date, the Requisite Consents have been received for the Notes, and not validly revoked, we will execute the Supplemental Indenture with the Trustee, which will implement the adoption of the Proposed Amendment. Failure to complete and return a Consent will have the effect of a vote against the Proposed Amendment. If we do not receive the Requisite Consents, we will not execute the Supplemental Indenture and will not pay any Consent Fees and the Proposed Amendment will not become operative.

All properly completed, executed and dated Consents must be received by Global Bondholder Services Corporation, as the Information Agent (the “Information Agent”), prior to 5:00 p.m., New York City time, on the Expiration Date. We may extend the Expiration Date in our sole discretion.

If we receive the Requisite Consents and we enter into the Supplemental Indenture to amend the Indenture, Registered Holders who did not deliver a properly completed Consent to the Information Agent, or who validly revoked their Consent, on or prior to the Expiration Date, will still be bound by the Proposed Amendment, but will not be entitled to receive any Consent Fee.

A Consent and a return envelope are enclosed with this Consent Solicitation Statement. Deliveries of Consents should be made only to the Information Agent, at its address or facsimile number as set forth on the back cover of this Consent Solicitation Statement. Facsimiles of Consents must be followed by physical delivery. Consents should not be delivered to us, the Solicitation Agent or the Trustee. Do not for any reason, deliver your Notes to us, the Trustee, the Information Agent or the Solicitation Agent.

IMPORTANT INFORMATION

The Proposed Amendment constitutes a single proposal and a consenting Registered Holder may only consent to the Proposed Amendment in its entirety and may not consent selectively. The Solicitation is being made upon the terms and subject to the conditions contained in this Consent Solicitation Statement. The Record Date for purposes of the Solicitation is the close of business on March 23, 2011. However, we may, in our sole discretion, establish a new date that, when chosen, will be deemed to be the “Record Date” for purposes of the Solicitation. Only Registered Holders on the Record Date and their duly designated proxies will be entitled to consent to the Proposed Amendment. For purposes of book-entry Notes, only the DTC participants (“DTC Participants”) listed on the official DTC position listing as of the Record Date will be entitled to execute the Consent as the Registered Holder thereof, pursuant to the DTC Omnibus Proxy. Capitalized terms used in this Consent Solicitation Statement and not otherwise defined have the meanings given to such terms in the Indenture. When we refer to this “Consent Solicitation Statement” we are referring not only to this Consent Solicitation Statement, but also to the exhibits and other documents that we refer to in, and incorporate by reference into, this document.

In making your decision, you should rely only on the information contained in this Consent Solicitation Statement. We have not and the Solicitation Agent has not authorized anyone to provide you with any different or supplemental information. If you receive any such information, you should not rely on it. You should not assume that the information in this Consent Solicitation Statement is accurate as of any date other than the date on the cover page or that information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. The delivery of this Consent Solicitation Statement shall not, under any circumstances, create any implication that the information contained in it is correct as of any time subsequent to the date on the cover page or that there has been no change in the information contained in, or incorporated by reference into, this Consent Solicitation Statement. By delivering your Consent, you represent that you are consenting to the Proposed Amendment solely based on the information contained in, or incorporated by reference into, this Consent Solicitation Statement and your own examination of us and the terms of the Proposed Amendment.

The contents of this Consent Solicitation Statement should not be construed as legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor as to those matters. This Consent Solicitation Statement does not constitute a solicitation of Consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make the Solicitation. Persons who receive this Consent Solicitation Statement must inform themselves about and observe any applicable restrictions on the distribution and solicitation of Consents.

This Consent Solicitation Statement is not an offer to purchase securities nor is it a solicitation of Consents from Holders of Notes, nor will Consents be accepted from or on behalf of such Holders, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such a consent solicitation under applicable securities or “blue sky” laws.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Consent Solicitation Statement and, if given or made, that information or representation must not be relied upon as having been authorized by the Company or the Solicitation Agent. The delivery of this Consent Solicitation Statement will not, under any circumstances, create any implication that the information set forth or incorporated by reference herein is correct as of any time subsequent to the date hereof or thereof, or that there has been no change in the affairs of the Company or its subsidiaries since such date.

None of us, the Trustee, the Information Agent or the Solicitation Agent makes any recommendation, representation or warranty in connection with the Proposed Amendment.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Some of the information included in this Consent Solicitation Statement and the documents incorporated by reference herein contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements use forward-looking words such as “may,” “will,” “should,” “could,” “achievable,” “anticipate,” “believe,” “expect,” “estimate,” “project” or other words and phrases of similar meaning. These statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition or state other “forward-looking” information. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statements. We believe we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the cautionary statements in the documents we have incorporated by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2010. These statements reflect our current views with respect to future events and are subject to various risks, uncertainties and assumptions, including, but not limited, to:

•	the volatility of commodity prices for natural gas, natural gas liquids (“NGLs”) and oil;

•	our ability to develop, explore for, acquire and replace oil and gas reserves and sustain production;

•	any impairments, write-downs or write-offs of our reserves or assets;

•	the projected demand for and supply of natural gas, NGLs and oil;

•	reductions in the borrowing base under our revolving credit facility;

•	our ability to contract for drilling rigs, supplies and services at reasonable costs;

•	our ability to obtain adequate pipeline transportation capacity for our oil and gas production at reasonable cost and to sell the production at, or at reasonable discounts to, market prices;

•	the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from estimated proved oil and gas reserves;

•	drilling and operating risks;

•	our ability to compete effectively against other independent and major oil and natural gas companies;

•	uncertainties related to expected benefits from acquisitions of oil and natural gas properties;

•	environmental liabilities that are not covered by an effective indemnity or insurance;

•	the timing of receipt of necessary regulatory permits;

•	the effect of commodity and financial derivative arrangements;

•	our ability to maintain adequate financial liquidity and to access adequate levels of capital on reasonable terms;

•	the occurrence of unusual weather or operating conditions, including force majeure events;

•	our ability to retain or attract senior management and key technical employees;

•	counterparty risk related to their ability to meet their future obligations;

•	changes in governmental regulation or enforcement practices, especially with respect to environmental, health and safety matters;

•	uncertainties relating to general domestic and international economic and political conditions; and

•	other risks set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010.

Additional information concerning these and other factors can be found in our press releases and public periodic filings with the Securities and Exchange Commission (the “SEC”). Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and in the documents incorporated herein by reference. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

THIS CONSENT SOLICITATION STATEMENT (INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN) AND THE RELATED CONSENT CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE SOLICITATION.

v

SUMMARY

This summary highlights some information about us and this Consent Solicitation Statement. It may not contain all of the information that is important to you. You should read this Consent Solicitation Statement in its entirety together with the more detailed information and consolidated financial statements and the related notes found in the documents we file with the SEC, including those listed under the heading “Incorporation of Documents By Reference.” You should assume that the information in this Consent Solicitation Statement is accurate only as of the date of this Consent Solicitation Statement, or, in the case of documents we previously filed with the SEC and incorporated by reference, as of the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. In this Consent Solicitation Statement, unless specifically noted otherwise, “we,” “us” and “our,” or the “Company” refer to Penn Virginia Corporation and its subsidiaries.

About the Company

The Company is an independent oil and gas company engaged primarily in the exploration, development and production of natural gas and oil in various domestic onshore regions. We have a geographically diverse asset base with core areas of operations in Texas, Appalachia, the Mid-Continent and Mississippi. As of December 31, 2010, we had proved natural gas and oil reserves of approximately 942 billion cubic feet equivalent, or Bcfe.

Our corporate headquarters and principal executive offices are located at Four Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087, and our telephone number is (610) 687-8900. Our website address is www.pennvirginia.com. The information on our website is not part of this prospectus.

Purpose of the Consent Solicitation

The purpose of the Proposed Amendment is to permit us to purchase, repurchase, redeem, defease or otherwise acquire for value our 4.50% Convertible Senior Subordinated Notes due 2012 (the “Convertible Notes”), and related call options and warrants issued at the time of the original issuance of the Convertible Notes, notwithstanding certain restrictions contained in Section 1112 “Limitation on Restricted Payments” of the Indenture. Under the existing terms of the Indenture, we would be able to effect the purchase of Convertible Notes notwithstanding such covenant on or after November 15, 2011, which is within one year of the final maturity date of the Convertible Notes.

See “Purpose of the Solicitation” for a complete description of the Proposed Amendment.

Consent Fee

Assuming satisfaction of all conditions to the Solicitation, on the business day following the Expiration Date, or as promptly as practicable thereafter, we will pay the Consent Fee of $2.50 per $1,000 principal amount of Notes to each Registered Holder of Notes from which we have received and accepted Consents, and which have not been validly revoked, prior to the Expiration Date. In the event that the Solicitation is withdrawn or otherwise not completed, including as a result of the failure to meet the conditions to the Solicitation, the Consent Fee will not be paid or be payable.

Requisite Consents

The adoption of the Proposed Amendment requires the consent of Registered Holders of at least a majority in aggregate principal amount of the outstanding Notes. Registered Holders who wish to deliver a valid Consent must consent to the entire Proposed Amendment.

Procedure for Consenting

To consent to the Proposed Amendment, you must deliver a properly completed and executed Consent, a form of which is enclosed with this Consent Solicitation Statement, to the Information Agent on or prior to the Expiration Date in accordance with the instructions contained in this Consent Solicitation Statement and in the Consent.

Do not, for any reason, deliver your Notes to us, the Trustee, the Information Agent or the Solicitation Agent and do not deliver the Consent to any person other than the Information Agent.

Expiration Date

The Expiration Date is 5:00 p.m., New York City time, on Friday, April 1, 2011, unless extended.

Conditions of the Solicitation

The Proposed Amendment will not become operative (and therefore the Supplemental Indenture will not become operative) unless all conditions to the Solicitation described in this Consent Solicitation Statement under “The Solicitation—Conditions to the Solicitation” are satisfied or waived.

Revocation of Consents

A Registered Holder may revoke its Consent if the Information Agent receives written notice of revocation prior to earlier of the Effective Time or the Expiration Date. Once a Consent has been validly revoked, the Registered Holder may redeliver its Consent on or prior to the Expiration Date by following the procedures described in this Consent Solicitation Statement under “The Solicitation—Revocation of Consents.” Any Registered Holder who validly revokes a Consent will not receive the Consent Fee, unless such Consent is redelivered prior to the Expiration Date.

Additional Information

Requests for assistance in completing and delivering Consents, or for additional copies of the Consent or this Consent Solicitation Statement, should be directed to the Information Agent. Questions concerning the terms of the Solicitation should be directed to the Solicitation Agent. See the back cover of this Consent Solicitation Statement for contact information.

THE COMPANY

Penn Virginia Corporation (NYSE: PVA), a Virginia corporation formed in 1882, is an independent oil and gas company engaged primarily in the exploration, development and production of natural gas and oil in various domestic onshore regions of the United States including Texas, Appalachia, the Mid-Continent and Mississippi.

As of December 31, 2010, we had proved natural gas and oil reserves of approximately 942 Bcfe, of which 79% were natural gas and 53% were proved developed. Our operations include both conventional and unconventional developmental drilling opportunities, as well as some exploratory prospects. As of December 31, 2010, we owned 1.2 million net acres of leasehold interests, approximately 26% of which were undeveloped. Many of our proved undeveloped locations and additional potential drilling locations are direct offsets or extensions from existing production.

Our corporate headquarters and principal executive offices are located at Four Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087, and our telephone number is (610) 687-8900. Our website address is www.pennvirginia.com. The information on our website is not part of this Consent Solicitation Statement.

RISK FACTORS

For additional considerations with respect to the Solicitation, please refer to the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, which has been filed with the SEC and is incorporated by reference herein.

THE NOTES

The Notes were issued on June 15, 2009 in the aggregate principal amount of $300 million. The Notes mature June 15, 2016 and bear interest at a rate of 10.375% per annum.

PURPOSE OF THE SOLICITATION

Proposed Amendment

Pursuant to the Indenture, the Notes include certain non-financial and financial covenants with which we must comply. We were in compliance with all of our covenants as of December 31, 2010.

On March 8, 2011, we commenced a tender offer (the “Tender Offer”) for all of our outstanding Convertible Notes. The Tender Offer is conditioned on, among other things, receiving the consent of the holders of at least a majority of the Notes to the Proposed Amendment in order to permit the Company to use the proceeds of a new debt financing to finance the Tender Offer. We expect to fund the Tender Offer using net proceeds of a new debt financing and, at our discretion, we also may use cash on hand and/or borrowings under our revolving credit facility.

Pursuant to the Tender Offer and upon the terms and subject to the conditions of the Tender Offer, we have offered to purchase for cash our outstanding Convertible Notes for a cash purchase price of $1,035.00 for each $1,000 principal amount of Convertible Notes. As of March 23, 2011, there was $230,000,000 aggregate principal amount of Convertible Notes outstanding. We would need $238,050,000 to purchase all of the Convertible Notes outstanding as of March 23, 2011, based on the cash purchase price of $1,035.00 for each $1,000 principal amount of Convertible Notes outstanding.

The purpose of the Proposed Amendment is to permit us to purchase, repurchase, redeem, defease or otherwise acquire for value our Convertible Notes, and related call options and warrants issued at the time of the original issuance of the Convertible Notes, notwithstanding certain restrictions contained in Section 1112 “Limitation on Restricted Payments” of the Indenture. Under the existing terms of the Indenture, we would be able to effect the purchase of Convertible Notes pursuant to the Tender Offer notwithstanding such covenant on or after November 15, 2011, which is within one year of the final maturity date of the Convertible Notes.

Certain Effects of the Consent Solicitation

The payment of the principal of, and any interest amount on, the Convertible Notes is subordinated to the prior payment in full, in cash or other payment satisfactory to the holders of senior indebtedness, of all existing and future senior indebtedness of the Company, including the Notes.

If we dissolve, wind-up, liquidate or reorganize, or if we are the subject of any bankruptcy, insolvency, receivership or similar proceedings, we are required by the Indenture to pay the holders of senior indebtedness, including the Notes, in full in cash or other payment satisfactory to the holders of senior indebtedness, including the Notes, before we pay the holders of the Convertible Notes. Moreover, we may not make any payment on the Convertible Notes or purchase or otherwise acquire the Convertible Notes if:

•	a default in the payment of any designated senior indebtedness, including the Notes, occurs and is continuing beyond any applicable period of grace, or

•

any other default of designated senior indebtedness, including the Notes, occurs and is continuing that permits holders of the designated senior indebtedness to accelerate its maturity and the trustee for the indenture governing the Convertible Notes receives a payment blockage notice from the persons permitted to give such notice under such indenture.

To the extent the Convertible Notes were converted into shares of our common stock pursuant to the terms thereof, the interests of former holders of Convertible Notes would be even more deeply subordinated to the claims of holders of the Notes.

The Proposed Amendment would amend the covenant in the Indenture captioned “Limitation on Restricted Payments” in order to permit us to replace Convertible Notes that are subordinated to the Notes as described above with other debt that would rank equal in right of payment to the Notes. As a result, in the event of our bankruptcy, dissolution or reorganization, Holders of the Notes, may receive less, ratably, after giving effect to the Proposed Amendment, than they would have received under the current Indenture. For this reason, it is possible that the rating of the Notes would be downgraded by one or more rating agencies, which may adversely affect the price at which the Notes trade.

Description of the Proposed Amendment

The table below provides a summary description of the Proposed Amendment.

Existing Covenants	Proposed Revised Covenants

Existing Clause (3) of Section 1112 Clause (3) of Section 1112 (“Limitation on Restricted Payments”) of the Indenture:

Section 1112. Limitation on Restricted Payments.

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

…

(3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) Indebtedness permitted under clause (3) of the second paragraph of Section 1111 or (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement)….

Proposed Revised Clause (3) of Section 1112 (“Limitation on Restricted Payments”) of the Indenture:

Section 1112. Limitation on Restricted Payments.

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

…

(3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) Indebtedness permitted under clause (3) of the second paragraph of Section 1111, (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement or (z) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any or all of the Company’s 4.50% Convertible Senior Subordinated Notes due 2012 and any related call options or warrants issued at the time of the issuance thereof)….

Exhibit A hereto sets forth the full text of the current provisions of the Indenture (summarized above) to be amended. Exhibit B hereto sets forth the full text (compared against the current provisions) of the Proposed Amendment.

THE SOLICITATION

General

As of the Record Date, there was $300,000,000 aggregate principal amount of Notes issued and outstanding under the Indenture. As of the Record Date, neither we nor any person directly or indirectly controlled by or under direct or indirect common control with us nor, to our knowledge, any person directly or indirectly controlling us, held any Notes. For purposes of determining whether any requisite principal amount of Notes have given Consents, Notes owned by us, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us, will be disregarded.

The Proposed Amendment will not become operative until after the satisfaction or waiver of the conditions to the Solicitation. These conditions include receipt of the Requisite Consents and the satisfaction of the conditions described under the heading “—Conditions to the Solicitation.”

We reserve the right to amend the terms and conditions of the Solicitation at any time prior to the Expiration Date for any reason, including, but not limited to, extending and/or terminating the Solicitation.

If the Requisite Consents are received and the Proposed Amendment becomes operative, the Supplemental Indenture and the amendments to the Indenture effected thereby will be binding on all holders of Notes, including non-consenting Registered Holders and their transferees. All other provisions of the Indenture that are not amended by the Supplemental Indenture will remain in full force and effect. Regardless of the outcome of the Solicitation, the Notes will continue to be outstanding and will continue to accrue interest as provided in the Notes and the Indenture.

The delivery of a Consent will not affect a Registered Holder’s right to sell or transfer any Notes, and a sale or transfer of any Notes after the Record Date will not have the effect of revoking any Consent properly given by the Registered Holder of such Notes. Therefore, each properly executed and delivered Consent will be counted notwithstanding any sale or transfer of any Notes to which such Consent relates, unless the applicable Registered Holder has complied with the procedure for revoking Consents, as described herein and in the Consent. Failure to deliver a Consent will have the same effect as if a Registered Holder had voted “No” to the Proposed Amendment.

Record Date

The Record Date is as of 5:00 p.m., New York City time, on March 23, 2011. This Consent Solicitation Statement and the Consent are being sent to all Registered Holders on the Record Date as we are reasonably able to identify. The Record Date has been fixed as the date for the determination of Registered Holders entitled to give Consents and receive the Consent Fees, if payable, pursuant to the Solicitation. We reserve the right to establish, from time to time, but in all cases prior to receipt of the Requisite Consents, any new date as such Record Date with respect to the Notes and, thereupon, any such new date will be deemed to be the Record Date for purposes of the Solicitation.

Consent Fees

Assuming satisfaction of all conditions to the Solicitation, on the business day following the Expiration Date, or as promptly as practicable thereafter, we will pay the Consent Fee to each Registered Holder of Notes from which we have received and accepted Consents, and which have not been validly revoked, prior to the Expiration Date.

The right to receive the Consent Fee is not transferable with any Note. We will only make payments of the Consent Fee to Registered Holders who have properly granted Consents that are in effect at the Expiration Date pursuant to the terms hereof. No other holder of any Notes will be entitled to receive the Consent Fee.

Interest will not accrue on or be payable with respect to the Consent Fee.

How to Consent

Registered Holders who wish to Consent to the Proposed Amendment must deliver their properly completed Consent signed by or on behalf of such Registered Holder by mail, hand delivery, overnight courier or by facsimile or electronic transmission (with an original delivered subsequently) in accordance with the instructions contained therein to the Information Agent (and not to the Company, the Trustee or the Solicitation Agent) at its facsimile number or address set forth on the back cover page of this Consent Solicitation Statement for receipt prior to the Expiration Date. However, we reserve the right to accept any Consent received by us, the Trustee or the Solicitation Agent by any other reasonable means or in any form that reasonably evidences the giving of a Consent. We will have the right to determine whether any purported Consent satisfies the requirements of the Solicitation and the Indenture, and any such determination shall be final and binding on the Registered Holder who delivered such Consent or purported Consent. Consents must be received by the Information Agent prior to the Expiration Date in order to qualify for payment of the Consent Fees. The method of delivery of a Consent and all other required documents to the Information Agent is at the risk of the Registered Holder, and the delivery will be deemed made only when actually received by the Information Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Consent should be sent to any person other than the Information Agent.

Consents will be accepted from Registered Holders and any other person who has obtained a proxy in a form reasonably acceptable to us that authorizes such other person (or person claiming title by or through such other person) to vote any Notes on behalf of such Registered Holder. For purposes of the Solicitation, DTC has authorized the DTC Participants set forth in the position listing of DTC as of the Record Date to execute a Consent as if they were Registered Holders of the Notes held of record in the name of DTC or its nominee. Accordingly, Consents will be accepted from DTC Participants. Any beneficial owner whose Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to consent should contact its DTC Participant promptly and instruct such DTC Participant to Consent on its behalf.

Each Consent that is properly completed, signed, delivered to and received by the Information Agent prior to the Expiration Date (and accepted by us as such), and not validly revoked prior to earlier of the Effective Time or the Expiration Date, will be given effect in accordance with the specifications thereof. The Proposed Amendment constitutes a single proposal and a consenting Registered Holder may only consent to the Proposed Amendment in its entirety and may not consent selectively. A Consent should not be delivered to us, the Trustee or the Solicitation Agent. However, we reserve the right to accept any Consent received by us, the Trustee or the Solicitation Agent by any other reasonable means or in any form that reasonably evidences the giving of a Consent. Under no circumstances should any person tender or deliver Notes to us, the Trustee, the Solicitation Agent or the Information Agent.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance and revocation of a Consent will be resolved by us, in our sole discretion, which resolution shall be final and binding. We reserve the right to reject any and all Consents not validly given or any Consents, our acceptance of which could, in our opinion or the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities in the delivery of a Consent or modify the conditions to the Solicitation (subject to any requirement to extend the Expiration Date). Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as we shall determine. None of us, the Trustee, the Solicitation Agent, the Information Agent or any other person shall be under any duty to give notification of defects, irregularities or waivers with respect to deliveries of Consents, nor shall we or any of them incur any liability for failure to give such notification.

If the Notes to which a Consent relates are held by two or more joint Registered Holders, each such Registered Holder must sign the Consent. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Registered Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority to act on behalf of the Registered Holder. If Notes are held in different names, a separate Consent must be executed covering each name.

If a Consent relates to fewer than all Notes held of record as of the Record Date by the Registered Holder providing such Consent, such Registered Holder must indicate on the Consent the aggregate dollar amount (in integral multiples of $1,000 in excess of $2,000) of such Notes to which the Consent relates. Otherwise, the

Consent will be deemed to relate to all Notes held by such Registered Holder. The Consent Fee will be calculated and paid only in respect of such portion of the Notes in respect of which a Consent has been delivered.

Consents will expire if the Requisite Consents have not been obtained on or before the Expiration Date.

Requisite Consents

To become operative, the Proposed Amendment must be approved by the Registered Holders of at least a majority in aggregate principal amount of the outstanding Notes. Presently, $300,000,000 aggregate principal amount of Notes is outstanding. Accordingly, Consents from Registered Holders of more than $150,000,000 aggregate principal amount of Notes must be received by the Information Agent, and not validly revoked, on or prior to the Expiration Date in order to approve the Proposed Amendment. This Consent Solicitation Statement, the Consent and other related documents are being sent to all persons who are Registered Holders as of the close of business on the Record Date.

Conditions to the Solicitation

Notwithstanding any other provision of this Consent Solicitation Statement, the effectiveness of the Proposed Amendment is conditioned upon the following conditions:

•	the receipt of the Requisite Consents and the execution of the Supplemental Indenture; and

•	satisfaction or waiver of the conditions described below.

We may, in our reasonable discretion, waive any or all of the conditions described below. We may not, however, waive the condition with respect to the receipt of the Requisite Consents or the execution of the Supplemental Indenture.

The conditions will be deemed to have been satisfied on the Expiration Date, unless, on or after the date hereof and prior to the Expiration Date, there shall have been instituted or threatened or be pending any action, suit or other proceeding or investigation by any governmental authority or agency or any other person that:

•	questions the legality, validity, binding effect, enforceability or effectiveness of the Proposed Amendment or the entering into of the Supplemental Indenture;

•

seeks to have the Notes paid prior to maturity or which questions the accuracy or completeness of any of the statements made in or incorporated by reference into this Consent Solicitation Statement or in any of the other documents referred to herein; or

•	if adversely determined, would make unlawful or invalid, would enjoin the implementation of, or would impose damages as a result of, any of the foregoing.

Furthermore, subject to applicable law, we may terminate the Solicitation at any time prior to the Effective Time, in which case any Consents received will be voided and no Consent Fees will be paid.

Expiration Date; Extensions; Amendment

We will make a public announcement of the Expiration Date and our acceptance of validly tendered Consents at or prior to 9:00 a.m., New York City time, on the next business day after the Expiration Date. We may extend the Solicitation from time to time if any condition to the Solicitation has not been met. In order to extend the Expiration Date, we will notify the Information Agent of any extension by oral or written notice and will make a public announcement thereof at or prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcements may state that we are extending the Solicitation for a specified period of time. Failure of any Registered Holder or beneficial owner of Notes to be so notified will not affect the extension of the Solicitation.

Notwithstanding anything to the contrary set forth in this Consent Solicitation Statement, we reserve the right at any time on or prior to 9:00 a.m., New York City time, on the business day following the Expiration Date to (i) extend the Solicitation from time to time if any condition to the Solicitation has not been met or waived, (ii) amend the terms of the Solicitation, (iii) modify the form or amount of the consideration to be paid pursuant to the Solicitation or (iv) waive any of the conditions to the Solicitation that may be waived, subject to applicable law. Furthermore, subject to applicable law, we may terminate the Solicitation at any time prior to the Effective Time, in which case any Consents received will be voided and no Consent Fees will be paid. If we take any of these actions, we will make a public announcement thereof.

If the Solicitation is amended in any material manner, or we waive or modify any material conditions to the Solicitation, we will promptly disclose such amendment, waiver or modification in a public announcement, and we may, if determined by us to be appropriate, extend the Solicitation for no less than one day, such period to be set at our discretion, subject to applicable law.

Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the Solicitation, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release and complying with any applicable notice provisions of the Indenture.

Revocation of Consents

Until the Effective Time, Registered Holders may revoke Consents tendered prior to the Effective Time. Any notice of revocation received after the Effective Time will not be effective, even if received prior to the Expiration Date. Any Registered Holder who validly revokes a Consent prior to the Effective Time will not receive any Consent Fees, unless such Consent is redelivered and properly received by the Information Agent and accepted by us on or prior to the Expiration Date. Unless properly revoked, a Consent by a Registered Holder shall bind the Registered Holder and every subsequent holder of such Notes or portion of such Notes that evidences the same debt as the consenting Registered Holder’s Notes, even if a notation of the Consent is not made on any such Notes.

Subject to the immediately preceding paragraph, any Registered Holder as to which a Consent has been given prior to the Effective Time may revoke such Consent as to such Notes or any portion of such Notes (in integral multiples of $1,000 in excess of $2,000) by delivering a written notice of revocation bearing a date later than the date of the prior Consent to the Information Agent at any time prior to the Effective Time. To be effective, a notice of revocation must be in writing signed by the Registered Holder, must contain the name of the Registered Holder and the principal amount of Notes to which it relates, must be received by the Information Agent before the Effective Time and must be signed in the same manner as the original Consent. All revocations of Consents should be addressed to the Information Agent at its address set forth on the back cover of this Consent Solicitation Statement.

We reserve the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of us, any of our affiliates, the Solicitation Agent, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation, nor shall any of them incur any liability for failure to give such information.

Solicitation Agent and Information Agent

We have retained J.P. Morgan Securities LLC to serve as our Solicitation Agent and Global Bondholder Services Corporation to serve as our Information Agent in connection with the Solicitation. The Solicitation Agent has not been retained to render an opinion as to the fairness of the Solicitation. We have agreed to indemnify the Solicitation Agent and the Information Agent against certain liabilities and expenses. At any time, the Solicitation Agent may trade the Notes for its own account or for the accounts of its customers and, accordingly, may have a long or short position in the Notes. The Solicitation Agent and its affiliates have provided in the past, and expect to provide in the future, other investment banking, commercial banking and/or financial advisory services to us for which they expect to receive customary compensation.

We have not authorized any person (including the Solicitation Agent and the Information Agent) to give any information or make any representations in connection with the Solicitation other than as set forth herein and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustee, the Information Agent, the Solicitation Agent or any other person.

Requests for assistance in filling out and delivering a Consent or for additional copies of this Consent Solicitation Statement or the Consent may be directed to the Information Agent at its address and telephone number set forth on the back cover of this Consent Solicitation Statement.

None of the Company, the Solicitation Agent, the Information Agent or the Trustee makes any recommendation, representation, or warranty in connection with the Solicitation nor any solicitation of the Consents except as set forth herein and no recommendation, representations or warranties made by the Solicitation Agent, the Information Agent or the Trustee shall be binding upon the Company.

None of the Solicitation Agent, the Information Agent or the Trustee assume any responsibility for the accuracy or completeness of the information concerning the Company, its affiliates or the Notes contained in this Consent Solicitation Statement and the Consent or for any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of that information.

Fees and Expenses

We will bear the costs of the Solicitation, including the fees and expenses of the Solicitation Agent, the Solicitation Agent’s counsel and the Information Agent. We will pay the Trustee reasonable and customary compensation for its services in connection with the Solicitation, plus reimbursement for expenses.

Brokers, dealers, commercial banks, trust companies and other nominees will be reimbursed by the Information Agent, by application of funds provided by us, for customary mailing and handling expenses incurred by them in forwarding material to their customers. We will pay all other fees and expenses attributable to the Solicitation, other than expenses incurred by Registered Holders or beneficial owners of Notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

Circular 230 Disclosure. To ensure compliance with U.S. Treasury Department Circular 230, we inform you that any discussion of tax matters in this Consent Solicitation Statement was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax-related penalties under the Internal Revenue Code of 1986, as amended (the “Code”). Any such statement was written in connection with the promotion or marketing of the transactions or matters addressed herein. You are urged to seek advice from an independent tax advisor based on your particular circumstances.

The following is a general discussion of certain U.S. federal income tax considerations relating to the adoption of the Proposed Amendment and the receipt of a Consent Fee that may be relevant to a beneficial owner of Notes. The discussion applies only to persons who hold their Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). The discussion is based on the Code, Treasury regulations, judicial decisions, and administrative rulings and pronouncements, all as currently in effect, and all of which are subject to change, possibly with retroactive effect, or to different interpretations. The Company will not seek a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the adoption of the Proposed Amendment or the receipt of a Consent Fee. Consequently, we cannot provide any assurance that the IRS will agree with the conclusions stated below, or that a court will not sustain any challenge by the IRS.

This discussion does not include any description of the tax laws of any state, local or non-U.S. taxing jurisdiction that may be applicable to a particular holder, and does not consider any aspects of U.S. federal law other than income taxation. In addition, this discussion does not describe all the tax consequences that may be relevant to holders subject to special treatment under the U.S. federal income tax laws, such as:

•	banks or other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	partnerships or other pass-through entities, and investors in such entities;

•	investors liable for the alternative minimum tax;

•	individual retirement accounts and other tax-deferred accounts;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	investors that hold Notes as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated transaction for U.S. federal tax purposes;

•	traders in securities that have elected the mark-to-market method of accounting for their securities; and

•	investors with a functional currency other than the U.S. dollar.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners in partnerships that hold Notes should consult their tax advisors regarding the tax consequences to them of the adoption of the Proposed Amendment and the receipt of a Consent Fee.

For purposes of this discussion, a U.S. Holder is a beneficial owner of Notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of Notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

This discussion is for general information only, and is not a substitute for careful tax planning. Any discussion of U.S. federal income tax issues in this Consent Solicitation Statement is not intended to be, and should not be construed as, legal or tax advice to any particular holder of Notes. Holders are urged to consult their own independent tax advisors regarding the tax consequences to them of the adoption of the Proposed Amendment and the receipt of a Consent Fee in light of their own circumstances, including the tax consequences under state, local, foreign and other tax laws.

U.S. Holders

Consenting U.S. Holders

Debt Modification Rules

If the Proposed Amendment is adopted, the tax treatment of a U.S. Holder will depend on whether the modification to the Notes resulting from the Proposed Amendment and payment of the Consent Fee results in a deemed exchange of the Notes for U.S. federal income tax purposes. In general, the modification of a debt instrument will be treated as a deemed exchange of the instrument for a new debt instrument if the modification is “significant.” The general rule for determining whether a modification is significant is whether, based on all the facts and circumstances, the legal rights or obligations that are altered, and the degree to which they are altered, are “economically significant.” In making that determination, all modifications to the debt instrument, except certain modifications for which a specific rule is provided in the Treasury regulations, are considered collectively.

A specific rule under the Treasury regulations provides that a modification that causes a change in priority of a debt instrument relative to other debt of the issuer is a significant modification if it results in a change in payment expectations. A change in payment expectations with respect to a debt instrument occurs if, as a result of a transaction, there is (i) a substantial enhancement of the obligor’s capacity to meet the payment obligations under the debt instrument, and that capacity was primarily speculative prior to the modification and is adequate after the modification or (ii) a substantial impairment of the obligor’s capacity to meet the payment obligations under the debt instrument, and that capacity was adequate prior to the modification and is primarily speculative after the modification. The obligor’s capacity includes any source for payment, including collateral, guarantees or other credit enhancement. We believe that the change in priority of the Notes relative to the Convertible Notes resulting from the Proposed Amendment should not cause a change in payment expectations with respect to the Notes.

Another specific rule provides that a change in the yield of a debt instrument is not a “significant modification” if the yield of the modified instrument does not vary from the yield of the unmodified instrument, determined as of the date of the modification, by more than the greater of 25 basis points or 5% of the annual yield of the unmodified instrument. In calculating the yield of the modified debt instrument, payments made by the issuer as consideration for the modification, such as the Consent Fees, are taken into account. A Consent Fee with respect to a Note will not exceed the greater of 25 basis points or 5% of the annual yield of the Note as of the date that the Proposed Amendment would become effective. Consequently, an increase in the yield of the Notes attributable to the Consent Fees will not be considered a “significant modification” of the Notes and will not be taken into account in determining whether all the modifications to the Notes, considered collectively, are economically significant.

The Company believes, and intends to take the position, that the adoption of the Proposed Amendment should not be considered a “significant modification” of the Notes. Under that position, a consenting U.S. Holder should not recognize any gain or loss upon the adoption of the Proposed Amendment, and should continue to have the same adjusted tax basis, holding period and accrued market discount, if any, in the Notes as it had immediately before the adoption of the Proposed Amendment. As discussed below, however, a Consent Fee received by a U.S. Holder will be included in the taxable income of the holder.

If the adoption of the Proposed Amendment constitutes a “significant modification” of the Notes, a deemed exchange of a U.S. Holder’s “old” Notes for modified “new” Notes would occur for U.S. federal income tax purposes. That deemed exchange would be a taxable event for U.S. federal income tax purposes to the extent that a nonrecognition provision of the Code does not apply to the exchange.

Regardless of whether a deemed exchange would qualify for nonrecognition treatment, the exchange would cause the Notes to be deemed reissued for U.S. federal income tax purposes. As a result, the modified “new” Notes could be deemed issued with original issue discount (“OID”) or bond premium. In addition, a U.S. Holder would generally recognize ordinary interest income to the extent that any portion of the “new” Notes is attributable to accrued but unpaid interest not previously taken into income. If the “new” Notes were deemed issued with OID, a U.S. Holder would be required to include the OID in gross income, as ordinary income, as the income accrues and before the receipt of cash payments attributable to the income. If the “new” Notes were deemed issued with bond premium, a U.S. Holder could elect to amortize the premium as an offset to stated interest income on the “new” Notes over the remaining term of the “new” Notes, using a constant yield method prescribed under applicable Treasury regulations.

We encourage you to consult your independent tax advisors regarding the U.S. federal income tax treatment of the Proposed Amendment and the receipt of a Consent Fee in your particular situation, including the possible application of the market discount rules.

Consent Fees

The U.S. federal income tax treatment of the Consent Fees is uncertain. If, as the Company believes, the adoption of the Proposed Amendment should not be considered a “significant modification” of the Notes, a Consent Fee should constitute a fee for consenting to the Proposed Amendment. In that case, a U.S. Holder should recognize ordinary income in an amount equal to the Consent Fee at the time it accrues or is received, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

It is possible, however, that a Consent Fee could be treated as a tax-free payment that reduces a U.S. Holder’s adjusted tax basis in its Notes. Under that characterization, a U.S. Holder would recognize gain in the amount of the Consent Fee when its Notes are retired, or would realize additional gain or a reduced loss upon a sale or disposition of the Notes. Certain other alternative characterizations might also apply. We recommend that you consult your own tax advisors regarding the proper U.S. federal income tax treatment of the receipt of a Consent Fee, including the tax treatment if the adoption of the Proposed Amendment or the receipt of a Consent Fee is considered to result in a deemed exchange.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with the payment of a Consent Fee. Consent Fees received by a U.S. Holder will be subject to backup withholding at a rate of 28% if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and make certain certifications on IRS Form W-9 or otherwise establish an exemption from backup withholding. The amount of any backup withholding tax deducted from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Non-Consenting U.S. Holders

Because we believe that the adoption of the Proposed Amendment and payment of a Consent Fee should not constitute a “significant modification” of the Notes, we intend to take the position that a non-consenting U.S. Holder that does not receive a Consent Fee should not recognize any income, gain or loss as a result of the adoption of the Proposed Amendment. U.S. Holders should consult their own tax advisors regarding the tax consequences to them if the adoption of the Proposed Amendment is considered to result in a deemed exchange of the Notes.

Non-U.S. Holders

Consenting Non-U.S. Holders

Debt Modification Rules

As discussed above under “U.S. Holders—Consenting U.S. Holders—Debt Modification Rules,” we intend to take that position that the adoption of the Proposed Amendment and the payment of a Consent Fee should not result in a “significant modification” of the Notes. Under that position, a Non-U.S. Holder should not recognize any gain or loss with respect to the Notes and should continue to have the same adjusted tax basis and holding period in the Notes. As discussed below, however, the Consent Fee will generally be subject to withholding tax. Non-U.S. Holders should consult their own tax advisors regarding the tax consequences to them if the adoption of the Proposed Amendment or the receipt of a Consent Fee is considered to result in a deemed exchange of the Notes.

Consent Fees

As discussed above under “U.S. Holders—Consenting U.S. Holders—Debt Modification Rules,” the U.S. federal income tax treatment of the Consent Fees is unclear. U.S. federal income tax at a rate of 30% will be withheld from a Consent Fee paid to a Non-U.S. Holder unless, prior to payment, the holder provides the withholding agent with a property executed (i) IRS Form W-8BEN claiming an exemption from or reduction in withholding under the “Business Profits” or “Other Income” article of an applicable tax treaty or (ii) IRS Form W-8ECI stating that the Consent Fee is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

The Company will not indemnify Non-U.S. Holders for any such tax withheld from a Consent Fee. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS. Non-U.S. Holders are urged to consult with their independent tax advisors regarding the application of U.S. federal income tax withholding to the Consent Fees, including their eligibility for a reduced rate of withholding and the possibility of claiming a refund of U.S. withholding tax.

Information Reporting and Backup Withholding

Although the applicability of backup withholding tax and the information reporting requirements to the Consent Fees is unclear, the Company intends to take the position that a Consent Fee paid to a Non-U.S. Holder will be subject to backup withholding at a rate of 28% unless the Non-U.S. Holder has made appropriate certifications concerning its foreign status on IRS Form W-8BEN, Form W-8ECI or other applicable Form W-8, or otherwise establishes an exemption. The Company will report to a Non-U.S. Holder and the IRS the amount of any Consent Fee paid to such holder and the amount of any tax withheld.

Non-Consenting Non-U.S. Holders

Based on the Company’s position that the adoption of the Proposed Amendment should not result in a deemed exchange of the Notes for U.S. federal income tax purposes, a non-consenting Non-U.S. Holder that does not receive a Consent Fee should not recognize any income, gain or loss as a result of the adoption of the Proposed Amendment. Non-consenting Non-U.S. Holders should consult their own tax advisors regarding the tax consequences to them if the adoption of the Proposed Amendment is considered to result in a deemed exchange.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act and, in accordance therewith, file reports and other information with the SEC. Such reports and other information filed with the SEC by us may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549. Such material may also be accessed electronically at the SEC’s website at http://www.sec.gov. Statements made in this Consent Solicitation Statement concerning the provisions of any contract, agreement, indenture or other document referred to herein are not necessarily complete. With respect to each such statement concerning a contract, agreement, indenture or other document filed with the SEC, reference is made to such filing for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by us with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the Expiration Date, are incorporated herein by reference and shall be deemed to be a part of this Consent Solicitation Statement (other than any information in such reports that is deemed to have been furnished to, rather than filed with, the SEC in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 28, 2011; and

•	Our Current Reports on Form 8-K, filed with the SEC on February 18, 2011, March 1, 2011 and March 9, 2011 and our Current Report on Form 8-K/A, filed with the SEC on February 18, 2011.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Consent Solicitation Statement, shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Consent Solicitation Statement, except as so modified or superseded.

Such documents are available at www.sec.gov. You may also obtain any document incorporated herein by reference by contacting the SEC as described above under “Where You Can Find More Information” or by contacting us at Four Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087. We will provide copies of the documents incorporated by reference, without charge, upon written or oral request.

MISCELLANEOUS

The Solicitation is not being made to, and the Consent will not be accepted from or on behalf of, Registered Holders in any jurisdiction in which the making of the Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may in our discretion take such action as we may deem necessary to make the Solicitation in any such jurisdiction and to extend the Solicitation to Registered Holders in such jurisdiction, in compliance with the laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Solicitation to be made by a licensed broker or dealer, the Solicitation will be deemed to be made on our behalf by the Solicitation Agent or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

EXHIBIT A

PROVISIONS CURRENTLY IN EFFECT

The following provisions of the first paragraph of Section 1112 of the Indenture, dated as of June 15, 2009, as supplemented by the First Supplemental Indenture, dated as of June 15, 2009 (collectively, the “Indenture”), between us and Wells Fargo Bank, National Association, as trustee, are currently in effect:

(3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) Indebtedness permitted under clause (3) of the second paragraph of Section 1111 or (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

A-1

EXHIBIT B

PROVISIONS THAT WOULD BECOME OPERATIVE IF THE PROPOSED AMENDMENT IS

APPROVED AND THE SUPPLEMENTAL INDENTURE IS IMPLEMENTED

The following redlined provisions of the Supplemental Indenture to the Indenture between us and Wells Fargo Bank, National Association, as trustee, will become operative if the Proposed Amendment is approved and the Supplemental Indenture is implemented:

(3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) Indebtedness permitted under clause (3) of the second paragraph of Section 1111, (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement or (z) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any or all of the Company’s 4.50% Convertible Senior Subordinated Notes due 2012 and any related call options or warrants issued at the time of the issuance thereof); or

Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture or the Company’s Consent Solicitation Statement, dated as of March 24, 2011, as applicable.

B-1

The Solicitation Agent for the Solicitation is:

J.P. Morgan Securities LLC

383 Madison Avenue, 4th Floor

New York, New York 10179

(800) 261-5767 (toll free)

Attention: Syndicate Desk

Any questions concerning the terms of the Solicitation may be directed to the Solicitation Agent.

The Information Agent and Solicitation Agent for the Solicitation is:

Global Bondholder Services Corporation

By Facsimile Transmission:	By Courier, Hand Delivery, or Mail:

(212) 430-3775	Global Bondholder Services Corporation
(212) 430-3779	65 Broadway, Suite 404
Confirmation:	New York, New York 10006
(212) 430-3774 Toll Free: (866)-470-3900	Attn: Corporate Actions

The Trustee under the Indenture is:

Wells Fargo Bank, National Association

All Consents and revocations of Consents should be sent to the Information Agent at the address specified above. Requests for assistance in completing and delivering Consents, or for additional copies of the Consent or this Consent Solicitation Statement, should be directed to the Information Agent. Questions concerning the terms of the Solicitation should be directed to the Solicitation Agent.